EXHIBIT 10.19

SECURED PROMISSORY NOTE

Principal Amount: US $ 50,000	Issuance Date: February 17, 2020

FOR VALUE RECEIVED, the undersigned, Hempacco Co., Inc., a Nevada corporation (the "Obligor"), hereby promises to pay to the order of Jerry Halamuda (the "Holder"), the principal amount of fifty thousand Dollars ($50,000) payable as set forth below (“Principal”). The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate of 0% percent per annum, which interest (“Interest”) shall be payable at term. The payments of Principal and interest hereunder shall be made in the currency of the United States of America.

Any interest not paid when due will be added to the principal and will thereafter bear interest at the rate per annum applicable to the principal hereof. The original principal sum, all accrued and unpaid interest, and any other amounts then outstanding shall be paid in full on May 17th 2020. The Corporation may make full or partial prepayments of principal and interest at any time prior to maturity. Any such prepayments shall first be applied to accrued interest and then to principal. The company has agreed to issue 25,000 shares as inducement to make the loan.

The holder, at his sole election, may decide to convert the principle and interest to common shares in Hempacco Co, Inc at the price of $1.00 per share.

The loan will be guaranteed with 7 fully working and operational kiosks, which will be wrapped and in perfect working order.

Payments of both principal and interest shall be made in lawful money of the United States of America to the Lender at: San Diego, CA or at such other address as may be designated by the Lender in writing.

The obligations undertaken by the Corporation under the terms of this Note are senior in liquidation preference to all other outstanding debts, obligations, or securities of the Corporation.

This Note may be assigned, in whole or in part, by the Lender without the express written consent of the Corporation. This Note is binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Lender, his heirs and assigns.

All of the Lender’s rights and remedies under this Note are cumulative and non-exclusive. The acceptance by the Lender of any partial performance hereunder shall not establish any waiver of the strict enforcement of this Note’s terms. The Corporation hereby waives presentment, protest, notice of presentment, default or nonpayment of this Note. The Corporation further waives any and all notice or similar rights to which the Corporation may be entitled with respect to this Note by application of any law.

The Corporation agrees to pay all costs of collection of this Note, including reasonable attorneys’ fees and any attorneys’ fees incurred in appellate, bankruptcy, or post-judgment proceedings. This Note has been delivered in, and shall be governed by and construed in accordance with, the internal laws of the State of Nevada, without regard to its principles of conflicts of law. The Corporation and Lender hereby submit to the exclusive jurisdiction of the State and Federal courts located in the State of Nevada.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

THE CORPORATION

Hempacco Co., Inc.

By: /s/ Sandro Piancone

Name: Sandro Piancone

Title: CEO

Sandro Piancone (personally)

/s/ Sandro Piancone

LENDER

Jerry Halamuda

By: /s/ Jerry Halamuda

Name:

Title:

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